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                                                                       Exhibit 5
                                                                       ---------


August 10, 1994



Household Finance Corporation
2700 Sanders Road
Prospect Heights, IL  60070

Re:  Household Finance Corporation
     Registration Statement on Form S-3
     for $2.0 Billion of Debt Securities
     and Warrants to Purchase Debt Securities
     ----------------------------------------

Gentlemen:

As Assistant General Counsel and Secretary of Household International, Inc., the parent company of Household Finance Corporation ("HFC"), I am generally familiar with the proceedings in connection with HFC's Registration Statement on Form S-3 (the "Registration Statement") in which $2,000,000,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities of HFC are being registered. Each issuance of Debt Securities constituting senior debt of HFC will be issuable under one of several Indentures, such Indentures being dated as of October 1, 1992 between HFC and Continental Bank, (National Association), as Trustee (the "Continental Bank Indenture"), dated as of January 1, 1993 between HFC and The First National Bank of Boston, as Trustee (the "Bank of Boston Indenture"), dated as of February 1, 1993 between HFC and BankAmerica Trust Company of New York, as Trustee (the "BankAmerica Indenture I") and Indentures to be dated when executed between HFC and The First National Bank of Chicago, as Trustee (the "First Chicago Indenture"), and HFC and NationsBank of Tennessee, as Trustee (the "NationsBank Indenture"). Debt Securities constituting senior subordinated debt of HFC will be issuable under an Indenture dated as of May 15, 1989, between HFC and BankAmerica Trust
Company of New York, as Trustee (the "BankAmerica Indenture II"), or an Indenture dated as of
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Household Finance Corporation
August 10, 1994
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March 15, 1990, between HFC and Harris Trust and Savings Bank, as Trustee (the
"Harris Indenture"). The Warrants, if and when issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the "Warrant Agreement"). The foregoing Indentures, or forms thereof, and the forms of the Warrant Agreement have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of HFC, I am of the opinion that:

1. HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The Continental Bank Indenture, Bank of Boston Indenture, BankAmerica Indenture I, BankAmerica Indenture II and Harris Indenture have been duly authorized, executed and delivered by HFC, and constitute valid and legally binding instruments of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The First Chicago Indenture and the NationsBank Indenture will, after being duly authorized, executed and delivered by HFC, constitute valid and legally binding instruments of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is
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Household Finance Corporation
August 10, 1994
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     considered in a proceeding in equity or at law).

5. When the issuance of the Debt Securities and the Warrants to Purchase Debt Securities, as the case may be, has been duly authorized by appropriate corporate action, and such Debt Securities and Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and Prospectus Supplement, relating to such Debt Securities and Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in the Prospectus and any Prospectus Supplement filed pursuant to Rule 430A or 424 of Regulation C of the Securities Act of 1933, as amended (the "Act"), in connection with the Registration Statement relating thereto to be filed with the Commission on or about August 11, 1994, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


/s/  John W. Blenke


John W. Blenke

JWB:kw